Exhibit 99.1

NEWS RELEASE

PAR PACIFIC HOLDINGS ANNOUNCES CLOSING OF

SENIOR SECURED NOTES OFFERING AND ENTRY INTO ABL CREDIT FACILITY

HOUSTON, December 21, 2017 – Par Pacific Holdings, Inc. (NYSE American: PARR) (“Par Pacific” or the “Company”) today announced that Par Petroleum, LLC (“Par Petroleum”) and Par Petroleum Finance Corp. (“Finance Corp.” and together with Par Petroleum, the “Issuers”), both wholly-owned subsidiaries of the Company, closed their private offering of $300 million aggregate principal amount of 7.750% senior secured notes due 2025 (the “notes”).

The Issuers intend to use the net proceeds of the offering to repay Par Petroleum’s and its subsidiaries’ existing indebtedness under their existing secured credit facilities, to repay the forward sale amount under the supply and offtake agreements with J. Aron & Company LLC, and for general corporate purposes.

The notes are secured, senior obligations of the Issuers, and interest is payable semi-annually in arrears. The notes are guaranteed on a senior secured basis by Par Petroleum’s existing and certain future domestic restricted subsidiaries (excluding Finance Corp.) and on a senior unsecured basis only as to the payment of principal and interest by the Company. The notes are initially secured by a first-priority lien on substantially all of the assets of the Issuers and the subsidiary guarantors other than certain excluded properties, the assets constituting collateral for the supply and offtake agreements with J. Aron & Company LLC and the assets constituting collateral for the new asset-based secured revolving credit facility.

In connection with the closing of the notes offering, Par Petroleum and its subsidiaries also entered into a new asset-based secured revolving credit facility with commitments of $75 million in order to provide ongoing working capital and for general corporate purposes. The new facility will be subject to borrowing base availability and is undrawn at closing.

The notes were offered in a private offering only to qualified institutional buyers pursuant to Rule 144A and to certain persons outside of the United States pursuant to Regulation S, each under the Securities Act of 1933, as amended (the “Act”). Neither the notes nor the related guarantees have been, nor will be, registered under the Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any offer, solicitation or sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Par Pacific Holdings

Par Pacific Holdings, Inc., based in Houston, Texas, owns, manages and maintains interests in energy and infrastructure businesses. Par Pacific’s strategy is to identify, acquire and operate energy and infrastructure companies with attractive competitive positions. Par Pacific owns and operates one of the largest energy infrastructure networks in Hawaii with a 94,000-bpd refinery, a logistics network supplying the major islands of the state and 91 retail locations. In Wyoming, Par Pacific owns a refinery and associated logistics network in a niche market. Par Pacific also owns 42.3% of Laramie Energy, LLC which has natural gas operations and assets concentrated in the Piceance Basin in Western Colorado.

Forward-Looking Statements

This news release includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Additionally, forward looking statements are subject to certain risks, trends, and uncertainties. Par Pacific cannot provide assurances that the assumptions upon which these forward-looking statements are based will prove to have been correct. Should one of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements, and investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Par Pacific does not intend to update or revise any forward-looking statements made herein or any other forward looking statements as a result of new information, future events or otherwise except as required by law. The Company further expressly disclaims any written or oral statements made by a third party regarding the subject matter of this news release.

Contact:

Christine Laborde

Director, Investor Relations & Public Affairs

(832) 916-3396

claborde@parpacific.com